EXHIBIT 99.1


P.D.C. INNOVATIVE INDUSTRIES, INC. ANNOUNCES COMPLETION OF MERGER WITH RAGIN' RIBS, INC.

         CORAL SPRINGS, FLORIDA -- FEBRUARY 17, 2004 - P.D.C. Innovative Industries, Inc. ("PDC" or the "Company") (OTCBB: PDCN) has completed a merger between its subsidiary company, P.D.C. Acquisition Corp. and Ragin' Ribs, Inc.

         The merger includes the resignation of PDC's Officers and Directors effective immediately. Mr. James E. Cheatham is appointed to the position of Director, Chairman of the Board and CEO of PDC. Mr. Paul R. Smith is appointed Director and President of PDC. The merger involved an exchange of shares where each outstanding share of Ragin' Ribs, Inc.'s Common Stock and Class A Preferred Stock were converted into one share of PDC's Common Stock and Class A Preferred Stock, respectively. The Company plans to continue and expand upon the operations of Ragin Ribs, Inc., a fast-casual food service franchising company located in Tampa, Florida.

         "We believe this merger will have a positive impact for the shareholders of PDC and Ragin' Ribs," said Jim Cheatham, CEO. "Ragin' Ribs has started up its growth curve through the introduction of our national territory franchise program. The timing of this merger is opportunistic for everyone involved."

         This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. Such statements are subject to risks and uncertainties and other factors as may be discussed from time to time in the Company's public filings with the U.S. Securities and Exchange Commission ("Commission"), press releases and verbal statements that may be made by our officers, directors or employees acting on our behalf which could cause actual results to differ materially from those discussed in the forward looking statements and from historical results of operations. In addition to statements which explicitly describe such risks and uncertainties, statements with the terms "believes," "belief," "expects," "plans," "anticipates" and similar statements should be considered uncertain and forward-looking.

         Factors that might cause such a difference include, without limitation: uncertainty of the Company's ability to meet capital needs; competition within the fast-casual restaurant segment, and as further set forth in our public filings filed with the Commission and our press releases.

CONTACT:

P.D.C. Innovative Industries, Inc., Coral Springs
Paul R. Smith, President
1-813-258-0606 (Tampa, FL)